Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated August 30, 2024 with respect to the financial statements of Applied Digital Corporation for the years ended May 31, 2024 and 2023 included in the May 31, 2025 Annual Report on Form 10-K. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Marcum llp

New York, NY

September 26, 2025